EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units of

ARDEN SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated November 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 27, 2011,

AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,

ON DECEMBER 27, 2011, UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:

ARDEN SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.

c/o UMB Fund Services, Inc.

P.O. Box 2175

Milwaukee, Wisconsin 53201

Attn: Tender Offer Administrator

For additional information:

Phone: (877) 491-4991

Fax: (816) 860-3140

ARDEN SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its units of limited liability company interests (“Units”) in Arden Sage Multi-Strategy Institutional Fund, L.L.C. (the “Fund”), or the tender of a portion of such Units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _________.

This tender was in the amount of:

☐	All Units.

☐	Portion of Units expressed as a specific dollar value.

$_________

☐	Portion of Units.

Number of Units: ___________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units of the Fund (or portion of the Units) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

ARDEN SAGE MULTI-STRATEGY INSTITUTIONAL FUND, L.L.C.

Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name and Title of Co-signatory

Date:

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